UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of BioCryst Pharmaceuticals, Inc. (the “Company”) amended and restated the Company’s Annual Incentive Plan (as so amended and restated, the “AIP”) in its entirety, effective for bonus payments for 2020 and subsequent performance periods, to update the AIP in connection with the growth of the Company’s internal commercial team. The AIP is intended to permit the Company and its Affiliates (as defined in the AIP) to retain and motivate qualified employees through awards of incentive compensation (“Incentive Awards”).

Designated employees of the Company and its Affiliates (including the Company’s Chief Executive Officer, other executive officers, and other employees of the Company or any Affiliate selected by the Committee to participate in the AIP (each, a “Participant”)) are eligible to earn bonuses based on the attainment of performance goals established for the Company’s fiscal year (the “Performance Period”). The Committee, as the administrator of the AIP, has full authority to interpret the AIP and to determine the amount and terms of Incentive Awards thereunder. The Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the AIP.

The amount of each Incentive Award for a Participant will be subject to the achievement of one or more Company-related and/or individual performance goals established by the Committee. The actual amount of the Incentive Award determined by the Committee for a Performance Period will, subject to any deferral permitted by the Committee, be paid in cash or in share awards under a shareholder-approved stock incentive plan of the Company to each Participant at such time or times as determined by the Committee in its sole discretion following the end of the applicable Performance Period.

The foregoing description of the AIP does not purport to be complete and is qualified in its entirety by reference to the complete text of the AIP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	BioCryst Pharmaceuticals, Inc. Annual Incentive Plan, effective as of December 16, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2020	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer